Exhibit 99.1

Clene Nanomedicine’s Facility Improvement Project Receives
$1 Million Grant Award from the Maryland Department of Housing and Community Development (DHCD)

●	Clene Nanomedicine’s Maryland facility is among the projects and activities awarded funding

●	The manufacturing expansion is in preparation for anticipated commercialization

SALT LAKE CITY, Dec. 13, 2021 -- Clene Inc. (NASDAQ: CLNN) along with its subsidiaries “Clene” and its wholly owned subsidiary Clene Nanomedicine, Inc., a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease, announced a $1 million grant award from the Maryland Department of Housing and Community Development (DHCD) to further support the redevelopment of the Clene manufacturing facility in Elkton, MD.

The legacy site is being redeveloped for pharmaceutical product development to increase Clene’s manufacturing capacity and support anticipated product commercialization for amyotrophic lateral sclerosis (ALS) with Clene’s lead asset, CNM-Au8.

“Clene is committed to supporting the infrastructure growth of the Maryland community, and we are grateful for this recognition by the State of Maryland and the assistance of the Town of Elkton,” said Mark Mortenson, Founder & Chief Scientific Officer of Clene Nanomedicine. “Maryland’s community of innovators and state-of-the-art facilities will enable the accelerated development of Clene’s neuroprotective therapeutic. We look forward to expanding our partnership with the State and the Town of Elkton.”

The project aims to attract additional work force and investment, and continued discussions are presently underway with the State of Maryland and the Town of Elkton.

Visit here for the full release and here for a the full list of awards.

About Clene

Clene is a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease with potential first-in-class nanotherapeutics to treat energetic failure, an underlying cause of many neurological diseases. Our lead drug candidate, CNM-Au8, is an oral suspension of gold nanocrystals that drive critical cellular energetic metabolism in the central nervous system (CNS). CNM-Au8 increases energy production and utilization to accelerate neurorepair and improve neuroprotection. CNM-Au8 is currently being evaluated in a Phase 3 registration trial in amyotrophic lateral sclerosis (ALS) and a Phase 2 trial for the treatment of chronic optic neuropathy in patients with stable relapsing multiple sclerosis (MS). Clene has also advanced into the clinic an aqueous solution of ionic zinc and silver for anti-viral and anti-microbial uses. The company is based in Salt Lake City, Utah, with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” which are intended to be covered by the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Clene’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant known and unknown risks and uncertainties, many of which are beyond Clene’s control and could cause actual results to differ materially and adversely from expected results. Factors that may cause such differences include Clene’s ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; Clene’s ability to achieve commercial success for its marketed products and drug candidates, if approved; Clene’s ability to obtain and maintain protection of intellectual property for its technology and drugs; Clene’s reliance on third parties to conduct drug development, manufacturing and other services; Clene’s limited operating history and its ability to obtain additional funding for operations and to complete the licensing or development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on Clene’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in Clene’s Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Clene’s subsequent filings with the U.S. Securities and Exchange Commission. Clene undertakes no obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Media Contact

Maggie Beller

Russo Partners, LLC

Maggie.Beller@RussoPartnersLLC.com

+1-646-942-5631

Investor Contact

John Woolford

Managing Director, Westwicke

clene@westwicke.com

+1-443-213-0506